Exhibit 23.1
                         Consent of Wolf & Company, P.C.

                         CONSENT OF INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the registration statements of GreenMan Technologies, Inc. on Form S-3 (Nos. 333-22813, 333-27625, and 333-49485) of our report, which contains an explanatory paragraph about GreenMan's ability to continue as a going concern, dated December 17, 1999, on the consolidated balance sheets of GreenMan Technologies, Inc. as of September 30, 1998 and 1999 and the related consolidated statements of loss, changes in stockholders' equity and cash flows for the year ended May 31, 1998, the four months ended September 30, 1998 and the year ended September 30, 1999 which report appears in the Form 10-KSB of GreenMan Technologies, Inc. for the year ended September 30, 1999.


                                                        /s/ Wolf & Company, P.C.
                                                        ------------------------
                                                        Wolf & Company, P.C.

Boston, Massachusetts
January 12, 2000